EXHIBIT 11.01
                                                                   -------------


                                  DSL.NET, INC.



               STATEMENTS OF COMPUTATION OF BASIC AND DILUTED NET
                      LOSS PER SHARE (IN THOUSANDS, EXCEPT
                            SHARE AND PER SHARE DATA)
                                   (UNAUDITED)

                                                            THREE MONTHS ENDED
                                                                 JUNE 30,
                                               -------------------------------------------
                                                       2001                   2002
                                               --------------------    -------------------
Loss applicable to common stock                        $    (56,169)          $    (12,734)
                                               ====================    ===================

Basic and diluted:
Weighted average shares of common stock
    outstanding                                          64,934,391             64,868,362
Less:  Weighted average shares subject to
    repurchase                                           (1,199,159)                  --
                                               --------------------    -------------------
Weighted average shares used in computing
    basic and diluted net loss per share                 63,735,232             64,868,362
                                               ====================    ===================


Basic and diluted net loss per share                   $      (0.88)          $      (0.20)
                                               ====================    ===================

                                                            SIX MONTHS ENDED
                                                                 JUNE 30,
                                               -------------------------------------------
                                                        2001                   2002
                                               --------------------    -------------------

Loss applicable to common stock                        $    (82,796)          $    (24,378)
                                               ====================    ===================

Basic and diluted:
Weighted average shares of common stock
    outstanding                                          64,760,034             64,859,960
Less:  Weighted average shares subject to

    repurchase                                           (1,198,604)               (53,856)
                                               --------------------    -------------------
Weighted average shares used in computing
    basic and diluted net loss per share                 63,561,430             64,806,104
                                               ====================    ===================


Basic and diluted net loss per share                   $      (1.30)          $      (0.38)
                                               ====================    ===================



THIS EXHIBIT CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM DSL.NET, INC.'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2002 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH REPORT.